UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Acorn Energy, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 19, 2011 (the “Original Filing”).  The Original Filing reported the voting results of the Company’s 2011 Annual Meeting of Stockholders held on October 17, 2011 (the “Annual Meeting”).  The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on named executive officer compensation (“say on pay”).  No other changes have been made to the Original Filing.

Item 5.07  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the votes cast by stockholders on the frequency of holding future say on pay votes, over 57% were in favor of holding future say on pay votes on an annual basis.  In light of this result and other factors it considered, the Board of Directors of the Company has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of January, 2012.

ACORN ENERGY, INC.

By:	/s/ John A. Moore
Name:	John A. Moore
Title:	Chairman and Chief Executive Officer